As filed with the Securities and Exchange Commission on June 30, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARENA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	23-2908305
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6166 Nancy Ridge Drive

San Diego, CA 92121

(Address of principal executive offices) (Zip code)

Arena Pharmaceuticals, Inc. 2009 Long-Term Incentive Plan

Arena Pharmaceuticals, Inc. 2009 Employee Stock Purchase Plan

(Full title of the plan)

Steven W. Spector, Esq.

Senior Vice President, General Counsel and Secretary

6166 Nancy Ridge Drive

San Diego, CA 92121

858.453.7200

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Steven M. Przesmicki, Esq.

Cooley Godward Kronish LLP

4401 Eastgate Mall

San Diego, CA 92121

858.550.6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.0001 per share, issuable under the Arena Pharmaceuticals, Inc. 2009 Long-Term Incentive Plan (3)	16,031,010 shares (4)	$4.65	$74,544,197	$4,160
Common Stock, par value $0.0001 per share, issuable under the Arena Pharmaceuticals, Inc. 2009 Employee Stock Purchase Plan (3)	1,500,000 shares (5)	$4.65	$6,975,000	$389

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2009 Long-Term Incentive Plan (the “2009 LTIP”) or the 2009 Employee Stock Purchase Plan (“2009 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock on June 23, 2009 as reported on the NASDAQ Global Market.
(3)	Includes related rights to purchase shares of the Registrant’s Series A Junior Participating Preferred Stock.
(4)	Represents (i) 6,488,112 shares of Common Stock reserved for future grant under the 2009 LTIP, and (ii) 9,542,898 shares of Common Stock which may be added to the 2009 LTIP upon the expiration, forfeiture or cash settlement of outstanding awards (the “Outstanding Awards”) granted under the Registrant’s 2006 Long-Term Incentive Plan, as amended, Amended and Restated 1998 Equity Compensation Plan, Amended and Restated 2000 Equity Compensation Plan and 2002 Equity Compensation Plan (collectively, the “Prior Plans”). The Prior Plans have been terminated, and no further stock awards will be made under the Prior Plans. Any shares underlying the Outstanding Awards that expire, are forfeited or settled for cash, have been allocated to the 2009 LTIP.
(5)	Represents shares of the Registrant’s Common Stock issuable under the 2009 ESPP. The Registrant’s 2001 Employee Stock Purchase Plan, as amended (the “2001 ESPP”) has been terminated, and no further shares will be authorized for issuance under the 2001 ESPP, however all Offering Periods existing under the 2001 ESPP shall continue in effect under the 2009 ESPP, but in accordance with the terms of the 2001 ESPP.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Arena Pharmaceuticals, Inc. (the “Company” or the “Registrant”) with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this Registration Statement:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which was filed with the SEC on March 16, 2009, and amended on Form 10-K/A filed with the SEC on April 28, 2009;

(b) The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009, which was filed with the SEC on May 11, 2009; and the Company’s Current Reports on Form 8-K filed with the SEC on January 29, 2009, February 18, 2009, February 26, 2009, March 23, 2009, March 30, 2009, April 14, 2009, April 23, 2009, June 8, 2009 and June 23, 2009; and

(c) The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A filed on July 26, 2000, including any amendment or reports filed for the purpose of updating such description; and the description of the Registrant’s Stockholders Rights Plan contained in the Registrant’s registration statement on Form 8-A filed on November 5, 2002, as amended on December 30, 2003 and November 16, 2006, and including any amendments or reports filed for the purposes of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 6.	Indemnification of Directors and Officers.

The Registrant’s Certificate of Incorporation and Bylaws provide for indemnification of the Registrant’s directors and officers to the fullest extent permitted by law. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the Registrant’s Certificate of Incorporation, Bylaws and the Delaware General Corporation Law (the “DGCL”), the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may include a provision which eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit. The Registrant’s Certificate of Incorporation includes such a provision. As a result of this provision, the Registrant and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

As permitted under the DGCL, the Registrant has entered into indemnification agreements with each of its directors and executive officers that require the Registrant to indemnify such persons against any and all expenses (including attorneys’, witness or other professional fees), and, unless in connection with a proceeding by or in the right of the Registrant, any and all judgments, fines

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and amounts paid in settlement, actually and reasonably incurred by such persons or on such persons’ behalf in connection with any proceeding, whether actual or threatened, to which any such person may be involved as a party or otherwise by reason of the fact that such person is or was a director or an executive officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee, agent or fiduciary of another enterprise, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Under these agreements, the Registrant is not required to provide indemnification for certain matters, including:

•	indemnification beyond that permitted by applicable law;

•

except as provided in the indemnification agreements, an accounting of profits made from the purchase and sale (or sale and purchase) by such director or executive officer of securities of the Registrant within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law;

•

except as provided in the indemnification agreements, any reimbursement of the Registrant by such director or executive officer of any bonus or other incentive-based or equity-based compensation or of any profits realized by such director or executive officer from the sale of securities of the Registrant, as required in each case under the Exchange Act; or

•

except as provided in the indemnification agreements, in connection with any proceeding initiated by such director or executive officer, unless (i) the Registrant’s Board of Directors authorized the proceeding prior to its initiation or (ii) the Registrant provides the indemnification, in its sole discretion, pursuant to the powers vested in the Registrant under applicable law.

The indemnification agreements also set forth certain procedures, presumptions and remedies that will apply in the event of a claim for indemnification thereunder.

Item 8.	Exhibits.

Exhibit Number
4.1	Fifth Amended and Restated Certificate of Incorporation of Arena (incorporated by reference to Exhibit 3.1 to Arena’s quarterly report on Form 10-Q for the quarter ended June 30, 2002, filed with the Securities and Exchange Commission on August 14, 2002, Commission File No. 000-31161)

4.2	Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation of Arena (incorporated by reference to Exhibit 4.2 to Arena’s registration statement on Form S-8, filed with the Securities and Exchange Commission on June 28, 2006, Commission File No. 333-135398)

4.3	Certificate of Amendment No. 2 of the Fifth Amended and Restated Certificate of Incorporation of Arena, as amended

4.4	Amended and Restated Bylaws of Arena (incorporated by reference to Exhibit 3.1 to Arena’s report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2007, Commission File No. 000-31161)

4.5	Certificate of Designations of Series A Junior Participating Preferred Stock of Arena, dated November 4, 2002 (incorporated by reference to Exhibit 3.3 to Arena’s quarterly report on Form 10-Q for the quarter ended September 30, 2002, filed with the Securities and Exchange Commission on November 14, 2002, Commission File No. 000-31161)

4.6	Rights Agreement, dated October 30, 2002, between Arena and Computershare Trust Company, Inc. (incorporated by reference to Exhibit 4.1 to Arena’s report on Form 8-K filed with the Securities and Exchange Commission on November 1, 2002, Commission File No. 000-31161)

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Exhibit Number
4.7	Amendment No. 1, dated December 24, 2003, to Rights Agreement, dated October 30, 2002, between Arena and Computershare Trust Company, Inc. (incorporated by reference to Exhibit 4.1 to Arena’s report on Form 8-K filed with the Securities and Exchange Commission on December 30, 2003, Commission File No. 000-31161)

4.8	Amendment No. 2, dated November 16, 2006, to Rights Agreement, dated October 30, 2002, between Arena and Computershare Trust Company, Inc. (incorporated by reference to Exhibit 4.3 to Amendment No. 2 to Arena’s registration statement on Form 8-A filed with the Securities and Exchange Commission on November 16, 2006, Commission File No. 000-31161)

4.9	Form of common stock certificate (incorporated by reference to Exhibit 4.2 to Arena’s registration statement on
Form S-1, as amended, filed with the Securities and Exchange Commission on July 19, 2000, Commission File No. 333-35944)

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages hereto

99.1	Arena’s 2009 Long-Term Incentive Plan

99.2	Arena’s 2009 Employee Stock Purchase Plan

Item 9.	Undertakings.

1. The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

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(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 30, 2009.

ARENA PHARMACEUTICALS, INC.

/s/ Jack Lief
Jack Lief,
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack Lief and Steven W. Spector, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Date

/s/ Jack Lief	June 30, 2009
Jack Lief, Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ Robert E. Hoffman	June 30, 2009
Robert E. Hoffman, CPA, Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Dominic P. Behan	June 30, 2009
Dominic P. Behan, Ph.D., Director

/s/ Donald D. Belcher	June 30, 2009
Donald D. Belcher, Director

/s/ Scott H. Bice	June 30, 2009
Scott H. Bice, Director

/s/ Harry F. Hixson, Jr.	June 30, 2009
Harry F. Hixson, Jr., Ph.D., Director

/s/ J. Clayburn La Force, Jr.	June 30, 2009
J. Clayburn La Force, Jr., Ph.D., Director

/s/ Tina S. Nova	June 30, 2009
Tina S. Nova, Ph.D., Director

Signature	Date

Phillip M. Schneider, Director

/s/ Christine A. White	June 30, 2009
Christine A. White, M.D., Director

/s/ Randall E. Woods	June 30, 2009
Randall E. Woods, Director

EXHIBIT INDEX

Exhibit Number
4.1	Fifth Amended and Restated Certificate of Incorporation of Arena (incorporated by reference to Exhibit 3.1 to Arena’s quarterly report on Form 10-Q for the quarter ended June 30, 2002, filed with the Securities and Exchange Commission on August 14, 2002, Commission File No. 000-31161)

4.2	Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation of Arena (incorporated by reference to Exhibit 4.2 to Arena’s registration statement on Form S-8, filed with the Securities and Exchange Commission on June 28, 2006, Commission File No. 333-135398)

4.3	Certificate of Amendment No. 2 of the Fifth Amended and Restated Certificate of Incorporation of Arena, as amended

4.4	Amended and Restated Bylaws of Arena (incorporated by reference to Exhibit 3.1 to Arena’s report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2007, Commission File No. 000-31161)

4.5	Certificate of Designations of Series A Junior Participating Preferred Stock of Arena, dated November 4, 2002 (incorporated by reference to Exhibit 3.3 to Arena’s quarterly report on Form 10-Q for the quarter ended September 30, 2002, filed with the Securities and Exchange Commission on November 14, 2002, Commission File No. 000-31161)

4.6	Rights Agreement, dated October 30, 2002, between Arena and Computershare Trust Company, Inc. (incorporated by reference to Exhibit 4.1 to Arena’s report on Form 8-K filed with the Securities and Exchange Commission on November 1, 2002, Commission File No. 000-31161)

4.7	Amendment No. 1, dated December 24, 2003, to Rights Agreement, dated October 30, 2002, between Arena and Computershare Trust Company, Inc. (incorporated by reference to Exhibit 4.1 to Arena’s report on Form 8-K filed with the Securities and Exchange Commission on December 30, 2003, Commission File No. 000-31161)

4.8	Amendment No. 2, dated November 16, 2006, to Rights Agreement, dated October 30, 2002, between Arena and Computershare Trust Company, Inc. (incorporated by reference to Exhibit 4.3 to Amendment No. 2 to Arena’s registration statement on Form 8-A filed with the Securities and Exchange Commission on November 16, 2006, Commission File No. 000-31161)

4.9	Form of common stock certificate (incorporated by reference to Exhibit 4.2 to Arena’s registration statement on
Form S-1, as amended, filed with the Securities and Exchange Commission on July 19, 2000, Commission File No. 333-35944)

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages hereto

99.1	Arena’s 2009 Long-Term Incentive Plan

Exhibit Number
99.2	Arena’s 2009 Employee Stock Purchase Plan